EX 99.28(d)(42)(xii)
Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendmentis made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended January 1, 2013, February 20, 2013, April 29, 2013, May 30, 2013, June 3, 2013, December 17, 2013, April 28, 2014, June 4, 2014, September 15, 2014 and April 27, 2015 (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (“Funds”) of JNL Series Trust, as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Adviser and the Sub-Adviser agree to amend the sub-advisory fees as forth on Schedule B to the Agreement to reflect fee reductions for the following four funds:

1)       JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund;
2)       JNL/Mellon Capital Utilities Sector Fund;
3)       JNL/Mellon Capital S&P 400 MidCap Index Fund; and
4)       JNL/Mellon Capital Small Cap Index Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.       Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 1, 2015, attached hereto.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 29th day of May 2015, effective as of July 1, 2015.

Jackson National Asse Management, LLC		Mellon Capital Management Corporation

By:	/s/ Susan S. Rhee	By:	/s/ Rose Huening-Clark
Name:	Susan S. Rhee	Name:	Rose Huening-Clark
Title:	Senior Vice President, General Counsel and Secretary	Title:	Managing Director

Schedule B
Dated July 1, 2015
(Compensation)

JNL/Mellon Capital Bond Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.05%
Next $50 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Over$2 billion	0.010%

JNL/Mellon Capital Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital European 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

B-1

JNL/Mellon Capital International Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital Small Cap Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital Utilities Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Over$2 billion	0.010%

B-2

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P International 5 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Mid 3 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

B-3

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.
.
B-4